                                                                 EXHIBIT 10.29



                             BASIC LEASE INFORMATION

                       LEASE DATED AS OF FEBRUARY 8, 2001

LANDLORD:                              TRINET PROPERTY PARTNERS, L.P.

TENANT:                                TRANSKARYOTIC THERAPIES, INC.

PROPERTY:                              76 Pacella Park Drive, Randolph,
                                       Massachusetts (entire Building)

RENTABLE SPACE:                        47,586 square feet

COMMENCEMENT DATE:                     February 8, 2001

LEASE EXPIRATION DATE:                 11:59 p.m. Boston time on the last day of
                                       the tenth (10th) Lease Year, unless
                                       extended pursuant to Section 3(b) of the Lease.

PRIMARY TERM FIXED RENT:               The annual Fixed Rent during the Primary
                                       Term of the Lease shall be in the
                                       following amounts:

-------------------------------------------------------------------------------
     DATES                 ANNUAL FIXED RENT           PER RENTABLE SQUARE FOOT
-------------------------------------------------------------------------------
Lease Years 1-4              $537,245.94                      $11.29
-------------------------------------------------------------------------------
Lease Years 5-7              $591,018.12                      $12.42
-------------------------------------------------------------------------------
Lease Years 8-10             $650,024.76                      $13.66
-------------------------------------------------------------------------------

     Fixed Rent shall be payable in advance in equal monthly installments on the Commencement Date and on the first day of each month thereafter during the Term. If the Commencement Date is other than the first day of a calendar month, then the rent for the remainder of such calendar month shall be in proportion to the number of days remaining in such calendar month.

EXTENSION TERMS: Two (2) options of five (5) years each, to be exercised not less than eighteen (18) months prior to expiration of the Primary Term or first Extension Term, as applicable.

RENT DURING EXTENSION TERMS:

(a) The annual Fixed Rent during the first Extension Term, if any, shall be $743,769.18, which is equivalent to a per-square-foot amount of $15.63.

(b) The annual Fixed Rent during the second Extension Term, if any, shall be $855,120.42, which is equivalent to a per-square-foot amount of $17.97.

LANDLORD ADDRESS:                       TriNet Property Partners, L.P.
                                        c/o IStar Financial Inc.
                                        3480 Preston Ridge Road, Suite 575
                                        Alpharetta, GA  30005-8891
                                        Attn: Vice President, Asset Management

                                        with a copy to:

                                        TriNet Property Partners, L.P.
                                        c/o Keller/Davis Company, LLC
                                        101 Derby Street
                                        Hingham, MA  02043

TENANT ADDRESS:                         Transkaryotic Therapies, Inc.
                                        195 Albany Street
                                        Cambridge, MA  02139
                                        Attn: Chief Financial Officer

                                        with a copy to:

                                        Katharine E. Bachman, Esq.
                                        Hale and Dorr LLP
                                        60 State Street
                                        Boston, MA  02109

                                 LEASE AGREEMENT


                                     Between


                         TRINET PROPERTY PARTNERS, L.P.
                                   as Landlord


                                       and


                          TRANSKARYOTIC THERAPIES, INC.
                                    as Tenant


                         Dated as of February ___, 2001

                                TABLE OF CONTENTS

                                                                            Page
1.  DEMISE OF PREMISES; CONDITION OF PREMISES; QUIET ENJOYMENT:.........      4
2.  USE:................................................................      4
3.  TERM:...............................................................      5
4.  RENTAL:.............................................................      6
5.  PROPERTY TAXES:.....................................................      7
6.  OPERATING EXPENSES:.................................................      8
7.  NET LEASE; NON-TERMINABILITY:.......................................      8
8.  REPAIRS, MAINTENANCE AND REPLACEMENTS:..............................      9
9.  DESTRUCTION, DAMAGE OR CONDEMNATION:...............................      11
10. INSURANCE, HOLD HARMLESS AND INDEMNIFICATION:......................      12
11. COMPLIANCE WITH LAWS, COVENANTS:...................................      14
12. [INTENTIONALLY OMITTED]............................................      16
13. ARBITRATION:.......................................................      16
14. EVENTS OF DEFAULT:.................................................      17
15. REMEDIES:..........................................................      18
16. SUBORDINATION; NON-DISTURBANCE; MORTGAGEE PROTECTION:..............      20
17. LANDLORD'S RIGHT OF ENTRY:.........................................      21
18. NOTICES:...........................................................      22
19. ESTOPPEL CERTIFICATE...............................................      23
20. MECHANICS' LIENS:..................................................      23
21. END OF TERM:.......................................................      24
22. ALTERATIONS:.......................................................      25
23. MEMORANDUM OF LEASE:...............................................      28
24. SUBLETTING/ASSIGNMENT:.............................................      28
25. HAZARDOUS MATERIAL:................................................      30
26. [INTENTIONALLY OMITTED]............................................      33
27. GRANTING OF EASEMENTS:.............................................      33
28. LETTER OF CREDIT:..................................................      33
29. [INTENTIONALLY OMITTED]............................................      35
30. BROKERS:...........................................................      35
31. FINANCIAL REPORTING:...............................................      36
32. MISCELLANEOUS PROVISIONS:..........................................      37


EXHIBIT A. LEGAL DESCRIPTION - REAL ESTATE
EXHIBIT B. FORM OF LETTER OF CREDIT
EXHIBIT C. TENANT'S PERSONAL PROPERTY

     LEASE AGREEMENT ("LEASE") made and entered into as of February _, 2001, by and between TRINET PROPERTY PARTNERS, L.P., a Delaware limited partnership d/b/a TriNet Property Partners Limited Partnership, having an address c/o IStar Financial Inc., 3480 Preston Ridge Road, Suite 575, Alpharetta, GA 30005-8891 ("LANDLORD"), and TRANSKARYOTIC THERAPIES, INC., a Delaware corporation having an address at 195 Albany Street, Cambridge, Massachusetts 02139 ("TENANT").

                                  DEFINITIONS

     The following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

     "ADDITIONAL RENT" means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

     "AFFILIATE" means, with respect to any Person, a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "ANTENNAE" is defined in Section 12(a) of this Lease.

     "APPRAISAL REQUEST" is defined in Section 26(b) of this Lease.

     "BASIC LEASE INFORMATION" means the pages preceding this Lease which are hereby incorporated by reference.

     "BUILDING" means the existing building located on the Land containing approximately 47,586 square feet of floor area and commonly known as 76 Pacella Road, Randolph, Massachusetts.

     "COMMENCEMENT DATE" is defined in the Basic Lease Information.

     "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss.6901, ET SEQ. (RCRA), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 ET SEQ. (CERCLA), the Toxic Substance Control Act, as amended, 15 U.S.C. ss.ss.2601 ET seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss.ss.136 ET SEQ., the Occupational Safety & Health Act of 1970, as amended, 29 U.S.C. ss. 651 ET SEQ. (OSHA), and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials.

     "EVENT OF DEFAULT" is defined in Section 14 of this Lease.

     "EXCUSABLE DELAY" is defined in Section 9(b) of this Lease.

     "EXTENSION TERM" is defined in Section 3(b) of this Lease.

     "FIXED RENT" is defined in Section 4 of this Lease.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "HAZARDOUS MATERIALS" means substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.ss.9601, ET SEQ.; the -- --- Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801, ET SEQ.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. -- --- ss.ss.6901, ET SEQ.; and asbestos, PCB's, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived -- --- substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

     "IMPROVEMENTS" means all of the buildings (including the Building), structures, improvements, and all building fixtures therein now or hereafter located on the Land, including the Building.

     "INITIAL IMPROVEMENTS" is defined in Section 22 of this Lease.

     "LAND" means the land, but none of the Improvements thereon, described on EXHIBIT A attached hereto.

     "LANDLORD" is defined in the introductory paragraph of this Lease.

     "LEASE" is defined in the introductory paragraph of this Lease.

     "LEASE EXPIRATION DATE" is defined in the Basic Lease Information.

     "LEASE YEAR" means the one-year period commencing on the Commencement Date and ending at 11:59 p.m. Boston time on the date immediately prior to the first anniversary of the Commencement Date, and each successive one-year period thereafter during the Term.

     "LETTER OF CREDIT" is defined in Section 28(a) of this Lease.

     "MIFA MORTGAGE" means that certain Mortgage, Loan and Security Agreement and Indenture of Trust dated as of March 1, 1985, as amended from time to time, naming State Street Bank and Trust Company, as trustee, as mortgagee thereunder.

     "MORTGAGE" shall mean a mortgage on the Premises given by Landlord to a Mortgagee to secure a loan, including the MIFA Mortgage and the UNUM Mortgage.

     "MORTGAGEE" shall mean any holder of a Mortgage with respect to the Premises or any part thereof, including the mortgagees from time to time of the MIFA Mortgage and the UNUM Mortgage.

     "NON-DISTURBANCE AGREEMENT" is defined in Section 16(a) of this Lease.

     "OPERATING EXPENSES" is defined in Section 6(a) of this Lease.

     "OVERDUE RATE" means 18% per annum or, if lower, the maximum annual interest rate allowed by law for business or commercial loans (not primarily for personal, family or household purposes).

     "PERMITTED ENCUMBRANCES" means:

     (a) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

     (b) the easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters of record as of the date of this Lease and which affect the title to the Premises or any part thereof; and

     (c)  this Lease and the rights of Tenant hereunder.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

     "PREMISES" is defined in Section 1 of this Lease.

     "PRIMARY TERM" is defined in Section 3(a) of this Lease.

     "PROPERTY TAXES" is defined in Section 5(a)(i) of this Lease.

     "PROPERTY TAX STATEMENT" is defined in Section 5(a)(ii) of this Lease.

     "RENT" means Fixed Rent and Additional Rent.

     "ROOF" is defined in Section 12(a) of this Lease.

     "SITE ASSESSMENTS" is defined in Section 25(d) of this Lease.

     "SITE REVIEWERS" is defined in Section 25(d) of this Lease.

     "SUBORDINATION AGREEMENT" is defined in Section 16(a) of this Lease.

     "TENANT'S TRADE FIXTURES" means all personal property of Tenant in or on the Premises which is not necessary for the operation of the Improvements.

     "TERM" means the Primary Term and the Extension Terms, if any.

     "UNUM MORTGAGE" means that certain Mortgage and Security Agreement dated as of May 9, 1989, as amended from time to time, naming UNUM Life Insurance Company as mortgagee thereunder.

1. DEMISE OF PREMISES; CONDITION OF PREMISES; QUIET ENJOYMENT:

     (a) Landlord hereby demises and leases to Tenant, and Tenant hereby leases and rents from Landlord, the Land and the Improvements, together with any easements, rights, and appurtenances in connection therewith or belonging thereto (collectively, the "PREMISES").

     (b) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8(B), TENANT ACKNOWLEDGES AND AGREES THAT THE LAND AND THE IMPROVEMENTS ARE LEASED TO TENANT IN "AS IS", "WHERE-IS" CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE, AND WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO. ALL SUCH WARRANTIES ARE HEREBY WAIVED AND RENOUNCED BY TENANT.

     (c) Landlord covenants with Tenant, that upon the payment of the Fixed Rent and Additional Rent and the performance of all the terms of this Lease, Tenant shall, at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord. Any exercise by Landlord of its rights to come upon the Premises as set forth in this Lease shall not constitute a violation of this Section.

2. USE:

     Tenant may use and occupy the Premises for research and development; light manufacturing and assembly, including pharmaceutical manufacturing and assembly; and administration and general office purposes. In all events, Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same or which would make void or voidable any insurance then in force with respect thereto, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any portion thereof, to diminish, or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof. Nothing contained in this Lease and no action by Landlord shall be construed to mean that Landlord has granted to Tenant any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises, except Permitted Exceptions.

3. TERM:

     (a) The primary term of this Lease (the "PRIMARY TERM") shall be for a period of approximately ten (10) years, beginning on the Commencement Date and ending on the Lease Expiration Date.

     Tenant shall have the right, at its option, to renew the Primary Term of this Lease, for up to two (2) renewal terms (each an "EXTENSION TERM"), which shall renew the Primary Term for an additional five (5) years each. Each Extension Term shall commence on the day after the expiration of the preceding term and shall expire on the fifth (5th) anniversary of the Lease Expiration Date, in the case of the first Extension Term, and on the tenth (10th) anniversary of the Lease Expiration Date, in the case of the second Extension Term. The option to renew the Term of this Lease as described above shall be exercised by Tenant by written notice to Landlord given at least eighteen (18) months prior to the Lease Expiration Date or expiration of the first Extension Term, as the case may be. If such notice is not given in a timely fashion, the option to renew this Lease shall terminate. Subject to the provisions of Section 4(a)(ii), the terms and conditions of this Lease shall apply to each Extension Term with the same force and effect as if such Extension Term had originally been included in the Primary Term of the Lease. The right of Tenant to the Extension Terms shall be conditioned upon (i) Tenant not being in default under this Lease beyond any applicable grace period on the date on which notice of exercise of the renewal option is given and on the Lease Expiration Date or expiration of the first Extension Term, as the case may be, and (ii) this Lease being in full force and effect as of the Lease Expiration Date or expiration of the first Extension Term, as the case may be.

     In the event that Tenant assigns or sublets its interest in fifty percent (50%) or more of the floor area of the Premises pursuant to Section 24 and such assignment or sublease is in force at any time during the twenty-four months prior to the expiration of the Primary Term or any Extension Term, then any remaining options for Extension Terms shall immediately terminate and such assignee or subtenant shall only be permitted to occupy the Premises until the expiration of the then current Primary Term or the first Extension Term, as applicable. In calculating the measurement of the floor area of the Premises which have been assigned or sublet pursuant to the foregoing sentence, subleases or assignments to Affiliates of Tenant shall not be included, it being the intention of the parties that assignments or subleases to Affiliates of the Tenant shall not operate to cause the termination of Tenant's extension rights as set forth herein.

4. RENTAL:

     (a) Tenant shall pay to Landlord the following amounts as fixed monthly rent (the "FIXED RENT") for the Premises:

          (i) During the Primary Term of this Lease, Tenant shall pay to Landlord the amount of Fixed Rent specified in the Basic Lease Information with respect to the Primary Term.

          (ii) During the Extension Terms, if any, Tenant shall pay to Landlord the amount of Fixed Rent specified in the Basic Lease Information with respect to the Extension Terms, which amount shall be calculated in accordance with the provisions of Section 26.

     (b) Throughout the Term of this Lease, Tenant shall pay, as Additional Rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent.

     (c) Tenant shall pay all Fixed Rent to Landlord, in advance, on or before the first day of each and every calendar month during the Term of this Lease. Tenant shall pay all Additional Rent when due. Tenant shall pay all Fixed Rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information or, at the election of Tenant, by wire transfer or other electronic means (or otherwise so there are collected funds available to Landlord on the due date), or to such other person or at such other place as Landlord may from time to time designate in writing.

     (d) Tenant acknowledges that the late payment by Tenant of any Fixed Rent or reimbursement of Additional Rent advanced by Landlord will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. If any Fixed Rent or Additional Rent advanced by Landlord is not received by Landlord on or before its due date or if reimbursement for Additional Rent advanced by Landlord is not received by Landlord within five (5) business days after written demand, Tenant shall pay to Landlord interest on such delinquent amount at the Overdue Rate until paid. In no event shall payment of interest at the Overdue Rate be deemed to grant to Tenant a grace period or extension of time within which to pay any Rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay all Rent due under this Lease on its due date or within any applicable grace or cure period, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date thereof until paid at the Overdue Rate.

     (e) It is the intention of Landlord and Tenant that, except as otherwise expressly provided in this Lease, the Fixed Rent payable by Tenant to Landlord during the entire Term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease. Except as otherwise expressly set forth herein, Landlord shall have no obligations or liabilities whatsoever with respect to the operation, maintenance or repair of the Premises during the term of this Lease, and Tenant shall operate, maintain and repair the Premises in accordance with this

          Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as Additional Rent, all premiums for all property and liability insurance covering the Premises, all Property Taxes (as defined in Section 5(a)(i)) and all Operating Expenses (as defined in Section 6(b)) that accrue during or are allocable to the terms of this Lease.

5. PROPERTY TAXES:

     (a) As used in this Section, these words and terms shall have the following meanings:

          (i) "PROPERTY TAXES" shall mean all taxes, assessments and betterments levied, assessed or imposed by any governmental authority upon or against the Premises, or payments in lieu thereof, including reasonable expenses, which shall include, without limitation, any and all payments due to the Town of Randolph, Massachusetts for traffic impact fees, water and sewer charges and fees, use charges, fire service fees and similar payments, as well as all fees of attorneys, appraisers and other consultants incurred in connection with any efforts to obtain abatements or reductions which may be requested by Tenant. Property Taxes shall not include estate, income or franchise taxes of Landlord. If, at any time during the Term of this Lease, as it may be extended hereunder, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder in substitution for, real estate taxes assessed or levied on the Premises, or payments in lieu thereof, such tax or excise on rents shall be included in Taxes. For purposes hereof, any assessments and betterments shall be amortized, with interest, over the longest period permitted by law.

          (ii) "PROPERTY TAX STATEMENT" shall mean a statement in writing signed by Landlord, setting forth the amounts payable by Tenant for a specified calendar year, tax year or other tax period pursuant to this Section and delivered to Tenant not later than 120 days after the end of the calendar year, tax year or other tax period to which such statement relates, accompanied by a copy of the applicable tax bills.

     (b) During the Term and at the times set forth herein, Tenant shall pay directly to the taxing authority and before the due date thereof, as Additional Rent, all Property Taxes with respect to the Premises. In the event of an abatement or refund in real estate taxes, Tenant shall be entitled thereto after deduction by Landlord of any reasonable costs paid and incurred in connection with the abatement or refund by Landlord. The Tenant shall provide Landlord with evidence of payments made to the taxing authority within thirty (30) days after payment of same.

     (c) If Tenant deems that it is reasonable to pursue an abatement of Property Taxes and Landlord, in its sole and absolute discretion, determines not to do so, then Tenant may apply for an abatement in the name of Landlord, with attorneys and appraisers reasonably acceptable to Landlord, at the sole expense of Tenant, except that if an abatement is obtained, these expenses shall be paid from the abatement. Tenant may pursue an abatement of taxes pursuant to this Section only if (a) such proceeding will not cause the Premises to be subject to any lien, charge or liability of any kind against or expose the Premises to a material risk of forfeiture, (b) the failure to so comply will not subject Landlord or any Mortgagee to any liability, civil, administrative or criminal fines or penalties, and
          (c) Tenant prosecutes such proceeding with due diligence, in compliance with all Applicable Laws and in good faith.

     (d) Any obligations under this Section which shall not have been paid at the termination or earlier expiration of the Term of this Lease shall survive such termination or earlier expiration and shall be paid by Tenant within fifteen (15) days after receipt of written notice from Landlord of any amounts owed. If Tenant does not pay such amounts with such fifteen (15) day period, Tenant also shall pay interest on such amounts at the Overdue Rate from the end of such fifteen (15) day period until paid.

6. OPERATING EXPENSES:

     (a) Tenant shall, at Tenant's sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services (including hazardous and biological waste disposal, if necessitated by Tenant's operations in the Premises), and such other services as Tenant determines to furnish to the Premises. All of such utilities, supplies and services shall be ordered directly by and in the name of Tenant, and Tenant shall pay directly any fees or charges associated therewith (including any utility deposits or similar expenses). Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines.

     (b) Tenant shall pay as Additional Rent: to the Persons entitled thereto, on or before the applicable due dates thereof, the full cost of all of the services referred to in Section 6(a) and all other utilities and services supplied to the Premises (collectively, "OPERATING EXPENSES").

     (c) Any obligations under this Section which shall not have been paid at the termination or earlier expiration of the Term of this Lease shall survive such termination or earlier expiration and shall be paid by Tenant within fifteen (15) days after receipt of written notice from Landlord of any amounts owed. If Tenant does not pay such amounts with such fifteen (15) day period, Tenant also shall pay interest on such amounts at the Overdue Rate from the end of such fifteen (15) day period until paid.

7. NET LEASE; NON-TERMINABILITY:

     (a) This is a net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the term of this Lease.

     (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder (except as otherwise expressly provided in this Lease), nor shall the obligations of Tenant under this Lease be affected, by reason of (i) subject to Section 9, any damage to or destruction of all or any part of the Premises from whatever cause,
          (ii) subject to Section 9, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, or (iv) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease.

     (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

     (d) Tenant waives all rights which may now or hereafter be conferred by law to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease.

8. REPAIRS, MAINTENANCE AND REPLACEMENTS:

     (a) Except for those items set forth in Section 8(b) which are the responsibility of Landlord, Tenant shall, at its own sole cost and expense, keep each and every portion of the Premises, including the Building and grounds, in good repair and condition, reasonable wear and tear and damage due to fire or other casualty excepted, at all times on and after commencement of the Term to and including the date of the termination of the Term, by lapse of time or otherwise, so as to preserve and protect the useful life, utility and value of the Premises, and in all events so as to preserve the effectiveness of any warranty relating thereto. Without limiting the foregoing, Tenant shall promptly and adequately repair, maintain and replace the electrical, sprinkler, plumbing and mechanical systems; the septic system and/or sewer system servicing the Building; utility connections; the parking lot, driveways and sidewalks on the Premises and any components thereof, and striping of the parking lot; lighting in and around the Premises; interior and exterior glass; glazing systems and through-wall flashing; water tightness of all walls; landscaping; and all damaged or broken fixtures and appurtenances. Tenant shall, upon Landlord's request, deliver to Landlord a written statement showing all removals and replacements of any such systems or components during the preceding calendar year, including manufacturers, model numbers, and serial numbers in order to establish a current list of what assets are owned by whom. Landlord may, upon five (5) business days prior notice, cause independent private inspectors, qualified in the specific discipline, to make inspections of any building component or part or segments thereof to determine Tenant's compliance under this
          Section 8(a). The cost of such inspection shall be borne by Landlord unless the inspection reveals more than DE MINIMIS non-compliance with this Section 8(a), in which case the cost of the inspection shall be borne by Tenant. Landlord shall endeavor to minimize the interference with Tenant's use of the Premises during any such inspection.

     (b) Landlord, at its sole cost and expense, shall be responsible for the repair, maintenance and, if necessary, replacement of the roof and roof membrane of the Building and the foundation, floor slab, exterior walls and interior support columns of the Building, PROVIDED that if any such repairs, maintenance or replacements are caused by or result from the negligence or willful misconduct of Tenant, then Landlord shall perform such work at Tenant's cost and expense. If Tenant is responsible for payment of any repairs, maintenance or replacements pursuant to the proviso of the preceding sentence, Tenant shall remit payment to Landlord for such costs and expenses within fifteen (15) days of receipt of a reasonably detailed invoice therefor from Landlord, and any amounts outstanding after such due date shall accrue interest at the Overdue Rate. Landlord shall only be obligated to perform such repairs, maintenance and replacements if Landlord receives actual knowledge (which shall include receipt of written notice from Tenant) of the need for same.

     (c) Landlord may, but is not required to, after five (5) days notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make any repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems reasonably necessary and which are the responsibility of Tenant pursuant to the provisions of this Lease but which Tenant failed to do as required in this Lease after notice and the expiration of any applicable grace period, and Tenant shall pay Landlord as Additional Rent forthwith upon being billed for same by Landlord the cost thereof plus an administrative fee of five percent (5%) of such cost, such fee representing Landlord's reasonable overhead, fees and other costs or expenses arising from Landlord's involvement with such repairs, alterations, improvements, additions, replacements and maintenance. Such amount shall be paid by Tenant within fifteen (15) days after receipt of written notice from Landlord of any amounts owed. If Tenant does not pay such amounts with such fifteen (15) day period, Tenant also shall pay interest on such amounts at the Overdue Rate from the end of such fifteen (15) day period until paid.

     (d) Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, current operating manuals for the equipment now or hereafter located on the Premises which were either provided by Landlord or obtained by Tenant in connection with its maintenance and repair obligations hereunder.

     (e) Tenant covenants not to install any underground storage tank on the Land.

9. DESTRUCTION, DAMAGE OR CONDEMNATION:

     (a) If (i) all or substantially all of the Premises shall be damaged by fire or other casualty or taken under power of eminent domain or rendered unusable in Tenant's business by reason of a governmental order or decree, (ii) the Premises remaining after damage by fire or other casualty or taking by eminent domain is, in the reasonable judgment of Tenant, insufficient for the feasible operation of Tenant's business, or (iii) in the exercise of reasonable judgment of Tenant (or, in the last two years (2) of the Term, Landlord), repair and restoration of the Building after damage by fire or other casualty or taking by eminent domain will require more than one hundred twenty
          (120) days, then Tenant (and in the last two years of the Term, Landlord) shall have the right, exercisable within thirty (30) days of receipt of notice of such casualty or condemnation, to terminate this Lease. If Landlord elects to terminate this Lease in the last two (2) years of any term prior to the last Extension Term, such election may be nullified by Tenant giving notice to Landlord exercising its right to the next Extension Term within thirty (30) days after Landlord's election.

     (b) If, after damage by fire or other casualty or taking by eminent domain, neither party has exercised its rights granted within this
          Section 9 to terminate this Lease, then this Lease shall remain in effect and Landlord shall proceed with reasonable diligence, and at its expense (but only to the extent of insurance proceeds recovered and made available to Landlord plus the amount of any deductible actually paid by Tenant to Landlord with respect to casualty and only to the extent of a condemnation award actually received with respect to eminent domain proceedings), to cause the Premises to be repaired and restored as nearly as possible to the condition in which they were immediately prior to the casualty or condemnation, subject to applicable laws and regulations. Landlord shall not be liable for delays in the making of any repairs to the Premises which are due to governmental regulations, casualties and strikes, unavailability of labor and materials, and other causes beyond the control of Landlord ("EXCUSABLE DELAY"), nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from reasonable delays in repairing such damage. Notwithstanding anything to the contrary herein, if Excusable Delay continues for more than thirty (30) days and if as a result Landlord will not complete restoration of the Premises within the time period contemplated by Section 9(d), then Tenant may terminate this Lease on written notice to Landlord.

     (c) If the Premises, or any part thereof, shall have been rendered unfit for use and occupation hereunder, or if Tenant is denied reasonable access to the Premises, in either case by reason of casualty or condemnation, and the Lease has not otherwise been terminated in accordance with this Section 9, then Fixed Rent, Additional Rent and other charges due hereunder, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered untenantable, shall be suspended or abated until the Premises shall have been restored as nearly as practicable to the condition in which they were immediately prior to such casualty or condemnation, subject to applicable laws and regulations.

     (d)  If neither party has exercised its rights granted within this
          Section 9 to terminate this Lease, and Landlord has proceeded to repair and restore the Premises as provided above and does not substantially complete repair and restoration of the Premises to substantially the same condition which they were in prior to the casualty or condemnation within two hundred seventy (270) days after such damage, then Tenant may terminate this lease by notice to Landlord within fifteen (15) days after the expiration of said two hundred seventy (270) day period, Tenant's right of termination being its sole remedy with respect to Landlord's failure to restore.

     (e) In the event of any termination of this Lease pursuant to Section 9, this Lease and the Term hereof shall expire as of such effective termination date and the Fixed Rent, Additional Rent, and other charges shall be apportioned as of such effective termination date.

     (f) If the Premises or any part thereof shall be damaged by fire or other casualty or taken under power of eminent domain, each party hereto shall give prompt written notice to the other.

     (g) Tenant is required by the terms hereof to insure its own personal property, and all repairs to and replacements of Tenant's personal property shall be made by and at the expense of Tenant, and Landlord shall have no liability or responsibility therefor.

10. INSURANCE, HOLD HARMLESS AND INDEMNIFICATION:

     (a) Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this
          Section 10(a), except to the extent caused by the gross negligence or willful misconduct of Landlord.

     (b) Tenant shall be solely liable for, and hereby agrees to indemnify and defend Landlord against and hold Landlord harmless from all, claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to Tenant's use or occupancy of the Premises, or any condition of the Premises arising from Tenant's use or occupancy of the Premises or for which Tenant is otherwise responsible, or any default in the performance of Tenant's obligations hereunder, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land constituting a part of the Premises (except to the extent caused by the negligence or willful misconduct of Landlord) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This Section 10(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination, for a period of six (6) years. THE WAIVER PROVISION IN SECTION 10(a) AND THE INDEMNITY PROVISION IN THIS SECTION 10(b) ARE INTENDED TO EXCULPATE AND INDEMNIFY LANDLORD FROM AND AGAINST ANY LIABILITY OF LANDLORD BASED ON ANY APPLICABLE DOCTRINE OF STRICT LIABILITY.

     (c) Tenant shall, at all times and during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force (i) commercial general liability insurance, including contractual liability (specifically covering this Lease), cross liability, fire legal liability, and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount of $5,000,000 per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, and shall not have a deductible amount greater than $10,000, and (ii) business interruption insurance insuring that the Fixed Rent will be paid to Landlord for up to one year if the Premises are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant's obligation to pay Fixed Rent without diminution, except as expressly provided for in this Lease). The insurance policies specified in the foregoing clauses (i) and (ii) shall name Landlord and any Mortgagees as additional insureds. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines, personal property and Tenant's Trade Fixtures.

     (d) Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance in all states in which the Premises and any other operations of Tenant are located and any other state in which Tenant may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others.

     (e) Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force (i) insurance against loss or damage to the Premises by fire and all other risks of physical loss (including flood coverage, if the Premises are located in a Special Flood hazard area, as determined by the Secretary of Housing and Urban Development) covered by insurance of the type now known as "all risk," with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (without deduction for depreciation), with ninety percent (90%) co-insurance, with deductibles of no more than $10,000, including the cost of debris removal and such endorsements as Landlord may reasonably require, with a so-called Standard Mortgagee Clause and containing "Replacement Cost," "Inflation Guard" and "Agreed Amount" endorsements; (ii) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, in the amount of full replacement cost, PROVIDED the Premises contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; and (iii) insurance in amounts and against such other risks as Landlord or Mortgagee may reasonably require and against such risks as are customarily insured against by operators of similar properties. The insurance policy specified in this Section 10(e) shall name Landlord and any Mortgagee as loss payee.

     (f) All policies of insurance shall be written by a company or companies that have been rated as follows by at least 2 out of 3 rating agencies: (i) a Best's rating of A:VIII, A:X or better; (ii) a Moody's rating of A or better; and/or (iii) a Standard & Poor's rating of A or better. All insurance required to be maintained by Tenant under this
          Section 10 shall be selected by the Tenant and approved by the Landlord and any Mortgagee. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and any Mortgagee and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All insurance under this Section 10 to be maintained by Tenant shall be primary and noncontributing with any insurance which may be carried by Landlord, and shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period other than as a result of the negligence or willful misconduct of Landlord. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver a certificate of insurance to Landlord and a copy of each such policy for retention by Landlord. In the case of insurance about to expire, Tenant shall deliver renewal certificates not less than ten
          (10) days prior to their respective dates of expiration. Tenant may maintain the insurance required by this Section 10 under blanket insurance policies, PROVIDED that the insurer provides evidence that an amount necessary to meet the requirements of this Section 10 has been reserved for the Premises.

     (g) Tenant waives to the extent allowed by the insurer on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall use its best efforts to procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord, to the extent that such a waiver can be obtained without payment by Tenant.

11. COMPLIANCE WITH LAWS, COVENANTS:

     (a) Subject to the provisions of Section 8(b) above, Tenant shall throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, including, without limitation, the Occupational Safety and Health Act of 1970, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall involve any change in governmental policy, and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of Section 10 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises.

     (b) If Tenant shall at any time fail to pay any Property Taxes in accordance with the provisions of Section 5, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Section 10, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder after any required notice and the expiration of any applicable grace period, then Landlord, after seven (7) business days prior written notice to Tenant (or without notice in situations where Landlord determines, in the exercise of commercially reasonable discretion, that delay is likely to cause harm to Landlord's interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

     (i)  make such payment of Property Taxes on behalf of Tenant;

     (ii) take out, pay for and maintain any of the insurance policies to be obtained by Tenant pursuant to Section 10; or

     (iii) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required to be performed by Tenant hereunder shall be extended for such period as may be necessary to effectuate such performance, PROVIDED Tenant is continuously, diligently and in good faith prosecuting such performance.

          Landlord may enter upon the Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance.

     (c) Tenant covenants and agrees that it shall, at its sole cost and expense, comply with all provisions of the Americans With Disabilities Act of 1990 as they apply to the Premises and which require modifications to the Premises during the Term.

12. [INTENTIONALLY OMITTED]

13. ARBITRATION:

     At the election of either Landlord or Tenant, any controversy or claim arising out of this Lease, or any dispute or matter that this Lease provides may be submitted to arbitration, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by any arbitrator may be entered in any court having jurisdiction thereof; PROVIDED, HOWEVER, that this Section 13 shall not limit the right of either Landlord or Tenant to obtain any provisional remedy (including, without limitation, injunctive relief, writs for recovery of possession similar relief) from any court of competent jurisdiction, as may be necessary in the sole judgment of the party seeking such provisional remedy, to protect such party's interests. The arbitrator shall not have the right to add to, detract from, or in any way alter the provisions of the Lease. Any party desiring to submit a controversy to arbitration shall give notice of intention to so by giving notice to the other party in accordance with the provisions hereof and shall, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, submit such controversy to arbitration by submission to the American Arbitration Association at the same time. Arbitration proceedings shall be conducted by a single arbitrator at the Regional Office of the American Arbitration Association in Boston, Massachusetts, or at any other location which the parties may mutually designate. The costs and expenses of arbitration shall be paid by the party against whom the arbitrator's decision is adverse.

14. EVENTS OF DEFAULT:

     The occurrence of any one or more of the following events (each an "EVENT OF DEFAULT") shall constitute a breach of this Lease by Tenant:

     (a) Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due and such failure continues for five (5) business days after written notice thereof has been delivered to Tenant; or

     (b) Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than fifteen (15) days after Landlord gives written notice thereof to Tenant; or

     (c) Tenant fails to deliver the Letter of Credit or to maintain the Letter of Credit at the times, in the manner and in the amounts required pursuant to Section 28; or

     (d) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord provides written notice thereof to Tenant; PROVIDED, HOWEVER, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within 260 days after Tenant's acquisition of knowledge or notice of such failure or breach; or

     (e) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

     (f) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within ninety (90) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

     (g) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

     Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.

15. REMEDIES:

     In the event of any Event of Default, Landlord may, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default:

     (a) Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice (which shall be not less than five (5) days after such notice is given), Tenant's right to possession shall terminate and this Lease shall terminate.

     (b) If this Lease shall have been terminated as provided herein, Tenant shall pay the Fixed Rent and all other sums payable hereunder up to the time of such termination, and thereafter, Tenant, until what would have been the balance of the Term then in effect (The Primary Term or any Extension Term) in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord, as current damages, Fixed Rent and other sums which would be payable hereunder if such termination had not occurred, plus the remaining unamortized amount of any brokerage fees paid by Landlord in connection with this Lease and any remaining unamortized amounts paid by Landlord in connection with the Tenant Work, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses reasonably incurred by Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, advertising and the reasonable costs and expenses incurred in preparing the Premises for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Fixed Rent would have been payable hereunder if this Lease has not been terminated.

     (c) At any time after such termination, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election, Tenant shall pay to Landlord an amount equal to the excess, if any, of the Fixed Rent and other sums which would be payable hereunder from the date of such demand over the then fair rental value of the Premises for the same period, discounted to present value at the rate of seven percent (7%) per annum (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Property Taxes and insurance for the Premises would be the same as the payments required for the immediately preceding year) for what would have been the balance of the Term then in effect (the Primary Term or any Extension Term) in the absence of such termination.

     (d) If an Event of Default shall occur and continue beyond all applicable notice and cure periods, and if, as a result thereof, Landlord shall terminate this Lease or re-enter the Premises and take possession thereof by summary proceedings or otherwise, Landlord may (i) re-let the Premises or one or more portions thereof, either in the name of the Landlord or otherwise, for one or more terms which may, at Landlord's option, be equal to or less than or exceed the period which would have been the balance of the Term then in effect (the Primary Term or any Extension Term) in the absence of any termination of this Lease and may grant reasonable concessions, including free rent periods and tenant improvement allowances, to the extent advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord, in its sole judgment considers advisable and necessary for the purposes of reletting the Premises (including construction of tenant improvements) and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder; PROVIDED, HOWEVER that Tenant shall not be responsible for any damage to the Premises or liability incurred by Landlord with respect thereto from and after the date of re-entry by Landlord into the Premises or the acts or omissions of any subsequent tenant or occupant of the Premises as a result of any such reletting by Landlord. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such reletting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises by reason of a default by Tenant in its obligations under this Lease continuing beyond all applicable notice and cure periods.

     (e) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

     (f) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Fixed Rent or Additional Rent, except as expressly provided for in this Lease.

     (g) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, Tenant's Trade Fixtures or other personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

     (h) All reasonable costs and expenses incurred by or on behalf of either Landlord or Tenant (including, without limitation, reasonable attorney's fees and expenses) in enforcing its rights hereunder or occasioned by default by the other party which continues beyond all applicable notice and cure periods shall be paid by such other party.

     (i) Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

     (j) Except as otherwise provided in this Lease, any and all rights and remedies which either Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

16. SUBORDINATION; NON-DISTURBANCE; MORTGAGEE PROTECTION:

     (a)  Tenant agrees at any time hereafter, and from time to time within ten
          (10) days of written request of Landlord, to execute and deliver to Landlord an instrument in the form customarily used by any institutional investor becoming a Mortgagee subjecting and subordinating this Lease to the lien of any Mortgage which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. It is agreed, nevertheless, that so long as there exists no Event of Default, such subordination agreement or other instrument, release or document (a "SUBORDINATION AGREEMENT") shall not interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, shall recognize Tenant's extension and express set-off rights under this Lease, shall provide for the release of insurance proceeds and condemnation awards for application in accordance with the terms of this Lease and shall not increase Tenant's financial obligations or increase in any material way any of Tenant's other obligations hereunder. The obligation of Tenant to deliver a Subordination Agreement shall be contingent upon the holder of the Mortgage delivering a non-disturbance agreement to Tenant containing the provisions set forth in the preceding sentence (a "NON-DISTURBANCE AGREEMENT"). The costs of preparing and recording a Subordination Agreement or Non-Disturbance Agreement shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees. Contemporaneously with the delivery hereof, Landlord's Mortgagees have delivered to Tenant a Subordination Agreement and Non-Disturbance Agreement which is acceptable to Tenant.

     (b) Provided Tenant has been advised in writing of the name and address of a Mortgagee of the Premises, in the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and such Mortgagee written notice of such act or omission, and until a reasonable period of time (not to exceed 10 business days) to allow Landlord or the Mortgagee to remedy such act or omission shall have elapsed following receipt of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period, except in circumstances where Tenant's interests are subject to immediate loss or uncorrectable damage Landlord and the Mortgagee shall be allowed such further period of time as may be reasonably necessary, PROVIDED that it commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure, and PROVIDED FURTHER that such cure period shall not extend beyond 260 days after the notice of such default. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such notice to remedy such act or omission.

     (c) If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease (subject to such Mortgagee providing any required non-disturbance agreement to Tenant) and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

     (d) Upon ten days' advance written notice, Tenant agrees to execute, acknowledge and deliver a document in a commercially reasonable form consenting to the assignment by Landlord of this Lease to a Mortgagee, with such changes therein as may be reasonably requested by the Mortgagee.

     (e) Landlord represents and warrants to Tenant that, as of the date of this Lease, the Premises are not encumbered by a Mortgage other than the MIFA Mortgage and the UNUM Mortgage.

17. LANDLORD'S RIGHT OF ENTRY:

     Upon 48 hours' advance notice, but subject to Tenant's reasonable security precautions, Landlord and its designees shall have the right to enter the Premises at any time during normal business hours and to inspect the same, post notices of non-responsibility, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the maintenance of the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord.

18. NOTICES:

     Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier delivery (even if such delivery is refused) or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:



                  To Landlord:

                  TriNet Property Partners, L.P.
                  c/o IStar Financial Inc.
                  3480 Preston Ridge Road, Suite 575
                  Alpharetta, GA  30005-8891
                  Attn:  Vice President, Asset Management

                  With a copy to:

                  Day, Berry & Howard LLP
                  260 Franklin Street
                  Boston, MA  02110
                  Attn:  Lewis A. Burleigh, Esq.

                  To Tenant:

                  Transkaryotic Therapies, Inc.
                  195 Albany Street
                  Cambridge, MA  02139
                  Attn:  Chief Financial Officer

                  With a copy to:

                  Katharine E. Bachman, Esq.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109

     Any party listed in this Section 18 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

19. ESTOPPEL CERTIFICATE

     At any time and from time to time, Tenant and Landlord shall, within ten
(10) days after written request by the other, execute, acknowledge and deliver to the requesting party a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Commencement Date, the Commencement Date and the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) that no notice has been received by Tenant or Landlord, as applicable of any default by Tenant or Landlord, as applicable hereunder which has not been cured, except as to defaults specified in such certificate; (iv) that, to the best knowledge of Tenant or Landlord, as applicable, Landlord or Tenant, as applicable, is not in default under this Lease, except as to defaults specified in such certificate; and (v) such other matters as may be reasonably requested by Landlord or Tenant, as applicable or any actual or prospective purchaser or Mortgagee. Any such certificate may be relied upon by Landlord or Tenant, as applicable and any actual or prospective purchaser or Mortgagee of the Premises or any part thereof.

20. MECHANICS' LIENS:

     (a) Tenant shall not suffer or permit any mechanic's lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant whereby the estate, rights or title of Landlord are encumbered. If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded against to Landlord's satisfaction within sixty (60) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any such lien, it shall notify Landlord and Landlord's Mortgagee in writing that Tenant intends to so contest same and, on or before the due date thereof, post a bond or otherwise discharge of record or procure title insurance over such lien.

     If Tenant complies with the foregoing and Landlord's Mortgagee does not object to such contest, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Landlord agrees not to pay such lien during the period of Tenant's contest in accordance with this Section. If Tenant fails to discharge, bond or contest any such lien in accordance with this Section and Landlord pays for the discharge of any such lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Overdue Rate, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall be solely liable for, and agrees to indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.

     (b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

     (c) Without Landlord's prior written consent, which shall be given or withheld in Landlord's sole discretion, Tenant shall not create, permit or suffer, and, subject to the provisions of Section 20(a) hereof, shall promptly discharge and satisfy of record, or bond against, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances.

21. END OF TERM:

     (a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in good repair and condition, reasonable wear and tear excepted, and broom clean. Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of Tenant's Trade Fixtures, other personal property from the Premises therefrom and the property listed on EXHIBIT C (unless Landlord has previously agreed otherwise in writing in accordance with Section 22(b)(ii) hereof). Tenant shall repair any damage to the Premises caused by the removal of Tenant's Trade Fixtures, other personal property and the property listed on EXHIBIT C, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

     (b) If the Premises are not surrendered as above set forth, Tenant shall pay to Landlord a sum equal to 150% of the Fixed Rent herein provided during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise. The provisions of this Section 21(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.

     (c) All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant, including Tenant's Trade Fixtures, from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses, reasonable under the circumstances, of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

     (d) Except for surrender upon the expiration or earlier termination of the Term hereof, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord.

22. ALTERATIONS:

     (a) Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof without Landlord's prior written consent (which will not be unreasonably withheld or delayed). Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord's consent if such alterations, additions or improvements (i) will be in compliance with all applicable laws, codes, rules, regulations and ordinances,
          (ii) will not affect in any way the structural, exterior or roof elements of the Premises or adversely affect the mechanical, electrical, plumbing, utility or life safety systems of the Premises, and (iii) will have an estimated project cost of less than Fifty Thousand Dollars ($50,000). In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. Landlord's refusal to consent to the installation of an underground tank or fuel system shall be conclusively presumed to be reasonable.

     (b) All alterations, additions or improvements requiring Landlord's consent shall be made at Tenant's sole cost and expense as follows:

          (i) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by licensed architect(s) and/or engineer(s), shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

          (ii) Landlord shall notify Tenant in writing within fifteen (15) days whether Landlord approves or disapproves such plans and specifications; Landlord shall describe the reasons for any such disapproval which reasons must be based on either noncompliance with law or insurance policies, on reduction of the value or utility of the Premises, or on Tenant's refusal to remove such alterations or to restore the Premises to their condition immediately prior to such work upon the expiration or earlier termination of this Lease. If Landlord does not respond within such 15 day period, Tenant may send a second notice, prominently marked "Second Notice--Failure to Respond Will Result in Deemed Approval", and if Landlord fails to respond within ten (10) business days, the proposed plans and specifications shall be deemed approved. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval, which approval shall not be withheld or delayed if (a) the work to be done would not adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (b) the work to be done shall be required by any Law (hereinafter defined) or (c) Tenant shall agree to remove such alterations or restore the Premises to their condition immediately prior to such work upon the expiration or earlier termination of this Lease. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and/or engineer(s), in preparing such plans and specifications.

          (iii) All material changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval on the same terms and conditions as set forth above. If Tenant wishes to make such change in approved plans and specifications, Tenant shall have such architect(s) and/or engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant's expense at the termination or expiration of this Lease, or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

     (c) Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. If Tenant was required to submit plans and specifications for the work to Landlord for Landlord's approval, Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with such plans and specifications approved in writing by Landlord or deemed approved by Landlord. Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) actually performed or obtained. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

     (d) Tenant shall give written notice to Landlord of the date on which construction of any work to be done by outside contractors will be commenced at least ten (10) days prior to such date. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

     (e) All work shall be done in a good and workmanlike manner employing materials of good quality and in compliance with laws, rules, orders and regulations of governmental authorities having jurisdiction thereof. All work shall be performed in such a manner as to maintain harmonious labor relations, not to damage the Building or interfere with the construction or operation of the Building. Tenant shall indemnify and hold Landlord harmless from additional costs incurred in supplying service or repairing damage caused by Tenant's contractors. Tenant shall cause each contractor to carry workmen's compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance Tenant is required to maintain as set forth in Section 10 hereof, and otherwise in accordance with the insurance requirements of Section 10.

     (f) All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Tenant, and specifically including the Tenant Work, shall become part of the Premises and Landlord's property, except as listed on EXHIBIT C, and as may be mutually agreed upon by Landlord and Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all movable furniture, equipment, Tenant's Trade Fixtures, office machines and other personal property from the Premises and repair all damage caused by such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section 22(f) to be performed after such termination.

     (g) Tenant acknowledges that, as of the date hereof, the Building is connected to the building commonly known and referred to as 78 Pacella Road in Randolph, Massachusetts by a covered walkway (the "LAND BRIDGE"). Tenant covenants and agrees that upon the expiration or earlier termination of the Term and if requested to do so by Landlord, Tenant shall at its own expense remove the Land Bridge and restore the Building as a free-standing structure, seal the Building at the former connection point of the Land Bridge and otherwise restore that area of the Building to substantially the same condition as existed prior to construction of the Land Bridge. All work by Tenant in removing the Land Bridge and restoring the Building shall be performed in compliance with the requirements of this Section 22.

     (h) Landlord acknowledges that Tenant intends to make the following initial improvements to the Premises (collectively, the "INITIAL IMPROVEMENTS"):

          (i) Removal of the existing interior improvements in the Premises, including existing interior walls, and the installation in the Premises of improvements and equipment for the operation by Tenant of its pharmaceutical manufacturing activities therein (the "INTERIOR WORK"); and

          (ii) the construction on the roof of a penthouse for mechanical systems (the "ROOF WORK").

     (i) Notwithstanding any other term or provision of this Section 22 to the contrary, the following provisions shall govern Tenant's rights to make the Initial Improvements:

          (i) Tenant may perform the Interior Work without Landlord's consent so long as such Interior Work (i) shall be in compliance with all applicable laws, codes, rules, regulations and ordinances, (ii) shall not affect in any way the structural elements (meaning the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs of the Building) or the roof of the Premises or adversely affect the mechanical, electrical, plumbing, utility or life safety systems of the Premises and (iii) shall be constructed by Tenant in accordance with the requirements of clauses (c) through (f) of this Section 22. Tenant agrees to indemnify and hold Landlord harmless from and against any claims or damage as a result of the failure of the Interior Work to comply with any of the foregoing clauses (i) through (iii). Tenant shall not be required to obtain Landlord's consent to or approval of the plans and specifications for the Interior Work, but Tenant agrees to provide Landlord with courtesy copies of all such plans and specifications, which shall be prepared by licensed architect(s) and/or engineer(s), prior to the start of demolition or construction.

          (ii) Tenant shall submit plans and specifications for the Roof Work to Landlord for its prior consent and approval in accordance with the procedures specified in clause (b) of this Section 22. Notwithstanding any other term or provision of clause (b), however, Landlord may not withhold, condition or delay its consent to the Roof Work so long as such Roof Work (i) shall be in compliance with all applicable laws, codes, rules, regulations and ordinances, (ii) shall not affect in any way the structural elements (meaning the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs of the Building) of the Premises or adversely affect the mechanical, electrical, plumbing, utility or life safety systems of the Premises, (iii) shall be constructed by Tenant in accordance with the requirements of clauses (c) through (f) of this Section 22, and (iv) shall be consistent with the aesthetic appearance of the Building. Tenant agrees to indemnify and hold Landlord harmless from and against any claims or damage as a result of the failure of the Roof Work to comply with any of the foregoing clauses (i) through (iv).

23. MEMORANDUM OF LEASE:

     The parties agree, upon the written request of either party hereto, to promptly execute a Memorandum of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease.

24. SUBLETTING/ASSIGNMENT:

     (a) Except as otherwise expressly permitted under this Section 24, Tenant covenants and agrees that neither this Lease, nor the term hereof, nor the estate hereby granted, nor any interest herein or therein, will be assigned, sublet, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant and its employees, or for any use or purpose other than as above stated, or be sublet, or offered or advertised for subletting, without in each case, Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. Landlord's acceptance of a check in payment of any obligations of Tenant under this Lease from a person other than Tenant shall not be construed as an implied consent by Landlord to an assignment of this Lease or subletting under it.

     (b) Landlord's consent shall not be required for an assignment of this Lease resulting from the merger or consolidation of Tenant into an Affiliate of Tenant, or the sale of all of the assets of Tenant, so long as:

          (i) if Tenant survives such merger or consolidation or sale, Tenant shall have a net worth that is at least equal to the net worth of Tenant immediately prior to such merger or consolidation;

          (ii) if Tenant does not survive such merger or consolidation or sale, the surviving Affiliate of Tenant (A) shall have a net worth that is at least equal to the net worth of Tenant immediately prior to such merger or consolidation and (B) shall deliver to Landlord within ten (10) days after the effective date of such assignment a written instrument pursuant to which such Affiliate shall assume all of the obligations of Tenant hereunder; and

          (iii) in all cases, Tenant shall provide written notice to Landlord of such merger, consolidation, assignment or sublease not later than thirty (30) days prior to the effective date thereof (PROVIDED, however, that if the shareholders of Tenant are not required to have approved or been notified of such transaction at such time, Tenant shall provide written notice to Landlord at such later time at which Tenant notifies its shareholders of such transaction), and shall provide Landlord not later than thirty
               (30) days after the effective date thereof with evidence that the net worth requirements specified in the preceding clauses, as applicable, will be satisfied.

     (c) Landlord's consent shall not be required for any sublease of all or any part of the Premises to an Affiliate of Tenant so long as (I Tenant remains liable as a principal, and not merely as a surety or guarantor of performance, for all obligations hereunder, as more fully set forth in subsection (e), and (II) the provisions of subsections (f) and (g) also are satisfied.

     (d) Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment of this Lease or sublease of space in the Premises to which subsections (b) and (c) do not apply so long as (I Tenant remains liable as a principal, and not merely as a surety or guarantor of performance, for all obligations hereunder, as more fully set forth in subsection (e), and (II) the provisions of subsections (f), (g) and (h) also are satisfied.

     (e) No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to amendments or modifications to this Lease with assignees, subtenants or successor of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, PROVIDED that Tenant shall not be bound by any such amendment or modification to which it has not consented.

     (f) No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with this Section 24, has been delivered to Landlord. No assignment, subletting or use of the Premises shall affect the purpose for which the Premises may be used as stated in Section 2.

     (g) Any reasonable legal expenses incurred by Landlord by reason of any proposed assignment or subletting shall be paid by Tenant whether or not the transaction shall be consummated.

     (h) In the event of any assignment or subletting (other than an assignment or a subletting to an Affiliate of Tenant), Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of all sums or other economic consideration that Tenant receives as a result of such assignment or subletting which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (in the case of a sublease, prorated to reflect obligations allocable to that portion of the Premises), after the payment of Tenant's legal, brokerage, tenant improvement and rent concession expenses associated therewith.

     (i) Upon the occurrence of an Event of Default, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from any assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due it by Tenant hereunder, and no such collection shall be construed to constitute a notation or a release of Tenant from the further performance of its obligations hereunder.

     (j) The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting, which consent shall not be unreasonably withheld or delayed.

     (k) Tenant shall not mortgage its interest under this Lease. The foregoing prohibition shall not be violated by a lien on all assets of Tenant granted to institutional lenders as security for a bank loan or line of credit.

25. HAZARDOUS MATERIAL:

     (a) Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises associated with Tenant's use or occupancy thereof (including the making of all submissions to governmental authorities required by

          Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises for the permitted uses specified in Section 2 including, without limitation, research and development and manufacturing, provided that such uses are in compliance with Environmental Laws),
          (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, or asbestos-containing materials except in compliance with Environmental Laws, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose, in violation of any applicable law, the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises in violation of any applicable law.

     (b) Except to the extent of liability resulting from or arising out of the acts or negligence of Landlord or its Mortgagee or their agents, employees or contractors or their successors and assigns on or about the Premises, or in connection with the existence of any Hazardous Materials on the Premises prior to the date of this Lease, Tenant shall be solely liable for, and agrees to protect, defend, indemnify and hold harmless Landlord and its Mortgagee, their respective directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to reasonable attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of Tenant's use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to be solely liable for and to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for three (3) years. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities and agreements by Tenant stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this Section 25(b) or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, PROVIDED that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

     (c) Landlord may from time to time designate one or more environmental site reviewers ("SITE REVIEWERS") to visit the Premises from time to time and perform environmental site investigations and assessments ("SITE ASSESSMENTS") on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises relating to Hazardous Material. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless the Site Reviewers discover an environmental condition caused by Tenant causing the Premises to be in material noncompliance with applicable Environmental Laws, in which events such cost will be paid by Tenant within thirty (30) days after demand by Landlord with interest to accrue at the Overdue Rate after such thirty
          (30) day period. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of Rent.

     (d) Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

          (i) notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

          (ii) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises; and

          (iii) notice that the Premises are subject to an environmental lien.

     (e) Notwithstanding any other term or provision of this Section 25 to the contrary, in the event that any Hazardous Materials are discovered in or about the Premises during the Term and the presence of such Hazardous Materials is not due to the negligence or intentional actions or omissions of Tenant, Landlord shall elect by written notice to Tenant either (i) to remove, remediate or encapsulate such Hazardous Materials in accordance with the requirements of Environmental Laws, in which event this Lease shall remain in full force and effect without any abatement of or reduction in Rent or (ii) not to perform such removal, remediation or encapsulation activities, PROVIDED, however, that Landlord may not make the election specified in this clause (ii) if such removal, remediation or encapsulation activities are required by applicable laws. In the event that Landlord makes the election specified in clause (ii) above, Tenant shall have the right, exercisable only in a written notice delivered to Landlord within ten (10) days of the date of receipt of such written notice, to terminate this Lease as of a date not less than sixty (60) days from the date of receipt of such notice (or such earlier date as Tenant shall be required to vacate the Premises pursuant to the terms of provisions of Environmental Laws). If Tenant fails to elect to terminate this Lease within the time periods specified above, this Lease shall remain in full force and effect without any abatement of or reduction in Rent. The agreements of Landlord set forth above shall be in addition to any other obligations or liabilities Landlord may have under any Environmental Laws.

26. [INTENTIONALLY OMITTED]

27. GRANTING OF EASEMENTS:

     Provided no Event of Default has occurred and is continuing hereunder, Landlord shall join with Tenant at the request of Tenant (and at Tenant's sole cost and expense) to (i) sell, assign, convey or otherwise transfer an interest in the Premises to any person legally empowered to take such interest under the power of eminent domain, (ii) grant, in the ordinary course of business, easements, licenses, rights of way, and (iii) release, in the ordinary course of business, existing easements and appurtenances which benefit the Premises, but only if Landlord shall have received (x) a certificate of Tenant stating that such action was taken in the ordinary course of business, does not interfere with the conduct of Tenant's business, does not materially impair the utility of the Premises, and does not reduce the Fair Market Rental Value of the Premises by an amount greater than the consideration (if any) being paid to Landlord in connection therewith, and (y) a written undertaking by Tenant to remain obligated under this Lease as if such action had not been taken.

28. LETTER OF CREDIT:

     (a) As security for the full and faithful performance of every provision of this Lease to be performed by Tenant, Tenant shall deposit with Landlord not later than March 31, 2005 an irrevocable standby letter of credit in the amount determined pursuant to Section 28(b) which shall be payable to Landlord from a bank acceptable to Landlord and substantially in the form attached hereto as EXHIBIT B or in such other form as shall be acceptable to Landlord in its reasonable discretion (the "LETTER OF CREDIT"). The Letter of Credit (I) shall not contain any conditions to draws by Landlord thereunder other than as shall be agreed to or permitted by Landlord in its sole and absolute discretion and (II) shall not expire prior to the Lease Expiration

          Date, as it may be extended pursuant to Section 3(b), PROVIDED, HOWEVER, that the Letter of Credit may contain an earlier expiration date and provide for automatic renewal on a yearly basis, as long as
          (A) the bank issuing the Letter of Credit is required to provide Tenant and Landlord with sixty (60) days' written notice prior to any expiration or non-renewal of the Letter of Credit, and (B) Landlord actually receives such notice prior to any expiration or non-renewal of the Letter of Credit. If an Event of Default has occurred with respect to any term, covenant or provision under this Lease, including but not limited to making payments of Fixed Rent or Additional Rent, Landlord shall have the right, at Landlord's sole discretion and upon the expiration of any applicable cure periods set forth under this Lease, to draw upon the Letter of Credit any amounts reasonably necessary to cure such default by Tenant. Landlord's holding of the Letter of Credit shall not bar Landlord from pursuing or enforcing any other rights, at law or equity, which Landlord may have against Tenant.

     (b) The amount of the Letter of Credit shall be determined based upon the market value of all publicly issued and outstanding equity securities of Tenant at the end of the business day on Tuesday, March 1, 2005, if any. The amount of the Letter of Credit shall be determined as follows:


MARKET CAPITALIZATION AT END OF MARCH 1, 2005:        LETTER OF CREDIT AMOUNT:

         $2 Billion or greater                     No Letter of Credit required

$1.5 Billion or greater but less than $2 Billion             $200,000

$1 Billion or greater but less than $1.5 Billion             $300,000

$500 Million or greater but less than $1 Billion             $400,000

         Less than $500 Million                              $600,000

     Not later than 5 p.m. on Friday, March 4, 2005, Tenant shall provide Landlord with written documentation of its market capitalization as of the end of the business day on March 1, 2005. If based upon Tenant' market capitalization no Letter of Credit is required to be furnished by Tenant, Tenant shall be relieved of the obligations set forth in this Section 28.

     (c) Tenant's failure to deliver the Letter of Credit or to maintain the Letter of Credit at the times, in the manner and in the amounts required hereunder shall be an Event of Default under this Lease.

     (d) If any portion of the Letter of Credit is drawn upon, Tenant shall, within fifteen (15) days after written notice thereof, deposit cash with Landlord, or deliver to Landlord a replacement or supplemental letter of credit from a bank acceptable to landlord, in an amount sufficient to restore the Letter of Credit to its then required amount. Landlord shall return the

          Letter of Credit to Tenant within thirty (30) days after the expiration or earlier termination of this Lease, subject to Tenant's satisfactory compliance with the conditions and obligations of this Lease. No Mortgagee shall be responsible for the return of or any application of the Letter of Credit, whether or not it succeeds to the position of Landlord hereunder, unless the Letter of Credit shall have been received by such Mortgagee in hand.

     (e) If Landlord receives notice of non-renewal or early expiration of the Letter of Credit pursuant to Section 28(a) of this Lease, then Tenant shall have thirty (30) days from the date of such notice, time being of the essence, to provide Landlord with a replacement Letter of Credit in the then required amount from a bank with a short-term unsecured debt rating of "A" or better from Standard & Poor's Ratings Services or Moody's Investor Service, Inc. or from such other bank as shall be acceptable to Landlord in its sole and absolute discretion. Any such replacement Letter of Credit shall be in the form attached hereto as EXHIBIT B or in such other form as shall be acceptable to Landlord in its reasonable discretion.

     (f) If (i) Tenant fails to restore the Letter of Credit to its required amount after any draws thereunder pursuant to Section 28(d) of this Lease, or (ii) the Letter of Credit is scheduled to be reduced despite Tenant being in default hereunder as of such date beyond any applicable cure periods, or (iii) Tenant fails to provide Landlord with a replacement Letter of Credit pursuant to and within the time limit specified in Section 28(e) of this Lease, then Landlord shall be immediately entitled, without any further precondition whatsoever, to draw upon the entire amount of the Letter of Credit and thereafter to hold such amount in cash as the security deposit hereunder. Landlord may co-mingle such funds with Landlord's other funds, and shall have no obligation to pay any interest with respect thereto.

     (g) Landlord shall have the right to turn over the Letter of Credit to any grantee of Landlord's interest in the Premises and, in such event, Tenant agrees to look solely to such grantee, and not to Landlord, with respect to the Letter of Credit.

29. [INTENTIONALLY OMITTED]

30. BROKERS:

     (a) Landlord and Tenant represent and warrant to each other that, in connection with the Lease specified herein, they have had no dealings with any broker, firm or salesman in connection with this transaction.

     (b) Landlord hereby agrees to pay defend, indemnify and hold harmless Tenant from any loss, cost, damage and expense, including, without limitation, reasonable attorneys' fees and disbursements, arising out of any other and all claims by any person, firm or business entity who shall claim to have acted in this transaction on behalf of Landlord.

     (c) Tenant hereby agrees to defend, indemnify and hold harmless Landlord from any loss, cost, damage and expense, including, without limitation, reasonable attorneys' fees and disbursements, arising out of any other and all claims by any person, firm or business entity who shall claim to have acted in this transaction on behalf of Tenant.

     (d) The provisions of this Section 30 shall survive the execution and delivery hereof.

31. FINANCIAL REPORTING:

     (a) Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information certified to be true, complete and correct by an officer of Tenant within 90 days after the end of each fiscal year of Tenant:

          (i) a balance sheet of Tenant and its consolidated subsidiaries as of the end of such year;

          (ii) a statement of profits and losses of Tenant and its consolidated subsidiaries for such year; and

          (iii) an audited statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant.

     (b) Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information certified to be true, complete and correct by an officer of Tenant within 45 days after the end of each fiscal quarter of Tenant:

          (i) a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter;

          (ii) a statement of profits and losses of Tenant and its consolidated subsidiaries for such quarter; and

          (iii) a statement of cash flows of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof.

     (c) All of the foregoing financial statements all being prepared in accordance with GAAP.

     (d) If Tenant is a reporting company under the Securities and Exchange Act of 1934, as amended, the foregoing requirements of this Section 10 will be satisfied by the delivery of Tenant's Forms 10-K, 10-Q and annual reports promptly upon their filing with the Securities and Exchange Commission.

32. MISCELLANEOUS PROVISIONS:

     (a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

     (b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

     (c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented to by any Mortgagee.

     (d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

     (e) This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and same instrument.

     (f) The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the Premises and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed hereunder, PROVIDED that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

     (g) This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the Commonwealth of Massachusetts.

     (h) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other assets, properties or funds of (i) Landlord or any director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (ii) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other Person) of Landlord or its general partners, and (iii) any other person.

     (i) Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

     (j) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (2) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

     (k) Landlord and Tenant intend to consummate the execution and delivery of this Lease by signing counterpart original signature pages hereto and faxing copies of such signature pages to each other. Accordingly, the parties agree that counterpart signature pages of both Landlord and Tenant, when sent via facsimile and attached to this Lease, shall be effective to create a valid and binding agreement between Landlord and Tenant hereunder. Upon receipt of original signature pages of each party hereto, such counterpart original signature pages may be substituted for the facsimile signature pages without affecting the continuing validity hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

                             LANDLORD:

                             TRINET PROPERTY PARTNERS, L.P A
                             Delaware limited partnership
                             d/b/a TriNet Property Partners Limited Partnership

                              By: TRINET REALTY INVESTORS I, INC.
                                  Its General Partner

                              By: /s/ Susan K. Culbreth
                                 -------------------------------
                                 Name: Susan K. Culbreth
                                 Title:  AVP, Asset Management



                                 TENANT:

                                 TRANSKARYOTIC THERAPIES, INC.

                              By: /s/ Daniel Geffken
                                 -------------------------------
                                 Name: Daniel Geffken
                                 Title: SVP, CFO

                                    EXHIBIT A
                         Legal Description - Real Estate

                                    EXHIBIT A

That certain parcel of land situate in Randolph, in the County of Norfolk, Commonwealth of Massachusetts, bounded and described as follows:

WESTERLY by Fitzgerald Street one hundred ten and 25/100 (110.25) feet;

WESTERLY by the Easterly line of said Fitzgerald Street, two hundred ninety
(290) feet;

NORTHWESTERLY by lot numbered 8, as indicated on plan filed with Certificate No. 84439, three hundred ninety-five and 29/100 (395.29) feet;

NORTHEASTERLY by southwesterly line of Pacella Park Drive, as shown on said plan and shown on plan filed with Certificate No. 96625, one hundred seventy and 09/100 (170.09) feet;

NORTHEASTERLY by said Pacella Park Drive, as shown on plan filed with Certificate No. 107135, eighty-one and 28/100 (81.28) feet;

SOUTHEASTERLY by land now or formerly of Pacella Corp., six hundred sixty six and 48/100 (666.48) feet; and

SOUTHERLY by land now or formerly of Nellie Kelch, thirty-one and 45/100 (31.45) feet.

Said parcel comprises LOT NUMBERED 13 on a plan drawn by Gale Engineering Co., Inc., Surveyors, dated February 13, 1968, as approved by the Land Court, filed in the Land Registration Office as No. 34183F, a copy of a portion of which is filed in Norfolk Registry District with Certificate No. 84439, Book 423; and LOT NUMBERED 17 on a plan drawn by Gale Engineering Co., Inc., Charles E. Gale, Surveyor, dated August 20, 1973, as approved by said Court, filed in the Land Registration Office as No. 34183, a copy of a portion of which is filed in Norfolk Registry District with Certificate No. 96625, Book 484; and LOT NUMBERED 22 on a plan drawn by Gale Engineering Co., Inc., Surveyors, dated June 22, 1978, as approved by said Court, filed in the Land Registration Office as No. 34183L, a copy of a portion of which is filed in Norfolk Registry District with Certificate No. 107135, Book 536. Excepting and excluding from said parcel so much of the fee and soil in said Parcella Park Drive as lies opposite said lots numbered 13 and 17.

There is appurtenant to the above-described land the right to use said Pacella Park Drive out to Pond Street, as set forth in Document Nos. 290357, 338150 and 383254, as noted in Certificate 119673.

For title, see Certificate 151896.

                                    EXHIBIT B
                            Form of Letter of Credit

[Letterhead of Issuer]
March 31, 2005
TriNet Property Partners, L.P.
c/o IStar Financial Inc.
3480 Preston Ridge Road, Suite 575
Alpharetta, GA 30005-8891
Attn: Vice President, Asset Management

Ladies and Gentlemen:

     We hereby issue our Irrevocable Letter of Credit No. ________________ in favor of TriNet Property Partners, L.P. This Letter of Credit is issued in connection with the lease by Transkaryotic Therapies, Inc. of certain property located at 76 Pacella Road, Randolph, Massachusetts (the "PREMISES"). This Letter of Credit shall expire not earlier than [DATE].

     We undertake to honor your draft or drafts At Sight on us not exceeding U.S. [AMOUNT] when accompanied by a statement on letterhead of TriNet Property Partners, L.P. or IStar Financial Inc. that the amount of the accompanying draft is due and owing to TriNet Property Partners, L.P. All drafts must be marked "Drawn under Irrevocable Letter of Credit No.__________ dated ___________."

     This Irrevocable Letter of Credit shall be valid until such time as we receive a statement on letterhead of TriNet Property Partners, L.P. or IStar Financial Inc. notifying us that this Irrevocable Letter of Credit has been canceled, together with this Irrevocable Letter of Credit for cancellation. Until such time, drafts drawn hereunder, when accompanied by the statement referred to above, shall be honored if presented to us at our office at
__________.

     This Irrevocable Letter of Credit may be transferred or assigned by TriNet Property Partners L.P. to any purchaser or mortgagee of the Premises. Upon (i) our receipt of a notice of such a transfer or assignment on letterhead of TriNet Property Partners, L.P. or IStar Financial Inc. and (ii) the delivery of this Irrevocable Letter of Credit to us for cancellation, we shall issue a new Irrevocable Letter of Credit on the same terms as are contained herein, addressed to such purchaser or mortgagee.

     There are no other conditions to this Letter of Credit.

                                                       Very truly yours,

                              [Execution by Issuer]

                                    EXHIBIT C
                           Tenant's Personal Property

                                    EXHIBIT C

1.   Items tenant must remove upon lease termination

     Freestanding office and laboratory equipment and furniture including biosafety cabinets, ice machines, movable office partitions

2.   Items tenant must leave in building upon lease termination

     Equipment related to base building systems including bathroom fixtures, boilers for building heat, roof top air handling and air conditioning equipment, air compressors for pneumatic temperature controls, exhaust fans, piping systems

3. At tenant's option, the following fixed equipment may be removed upon lease termination

     Laboratory case work that is affixed to the walls

     Steam generators for autoclaves, manifolds for specialty gas systems, water purification equipment (RODI skid)

     Clean steam generator

     WFI still

     Automated manufacturing equipment

     Dedicated process equipment, tanks and related instrumentation

     Autoclaves

     Glasswashers

     Process utility systems, pharmaceutical grade compressed air systems, process cooling systems

     Stand-by power generators

     Uninterruptible power systems (UPS)